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                                                                      EXHIBIT 21


                   SUBSIDIARIES OF AMERICAN HOMEPATIENT, INC.

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
        NAME OF SUBSIDIARY                                    STATE OF INCORPORATION
        ------------------                                    ----------------------
AHP Alliance of Columbia                                           South Carolina
AHP Delmarva, LLP                                                  Maryland
AHP Finance, Inc.                                                  Delaware
AHP Home Care Alliance of Gainesville                              Florida
AHP Home Care Alliance of Tennessee                                Tennessee
AHP Home Care Alliance of Virginia                                 Virginia
AHP Home Medical Equipment Partnership of Texas                    Texas
AHP Knoxville Partnership                                          Tennessee
AHP, L.P.                                                          Tennessee
AHP-MHR Home Care, LLP                                             Nebraska
American HomePatient Arkansas Ventures, Inc.                       Delaware
American HomePatient Delaware Ventures, Inc.                       Delaware
American HomePatient of Illinois, Inc.                             Illinois
American HomePatient of Nevada, Inc.                               Nevada
American HomePatient of New York, Inc.                             New York
American HomePatient of Sanford, LLC                               North Carolina
American HomePatient of Texas, L.P.                                Texas
American HomePatient of Unifour, LLC                               North Carolina
American HomePatient Tennessee Ventures, Inc.                      Delaware
American HomePatient Ventures, Inc.                                Tennessee
American  HomePatient, Inc.                                        Tennessee
Baptist Ventures - AHP Homecare Alliance                           Alabama
Blue Ridge Home Care                                               North Carolina
Coastal Home Care                                                  South Carolina
Colorado Home Medical Equipment Alliance, LLC                      Colorado
Designated Companies, Inc.                                         New York
HomeLink Home Health Care Services, Inc.                           Arkansas
National I.V., Inc.                                                Arkansas
National Medical Systems, Inc.                                     Arkansas
Neogenesis, Inc.                                                   South Carolina
Northeast Pennsylvania Alliance, LLC                               Pennsylvania
Northwest Washington Alliance, LLC                                 Washington
Outpatient Medical Network, Inc.                                   Washington



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
        NAME OF SUBSIDIARY                                    STATE OF INCORPORATION
        ------------------                                    ----------------------
Piedmont Medical Equipment                                         South Carolina
Pro Med                                                            South Carolina
ProCare Medical Supply Co., Inc.                                   Missouri
Shared Care - West Branch, LLC                                     Michigan
The National Medical Rentals, Inc.                                 Arkansas
Total Home Care of East Alabama, LLC                               Alabama
Twin Tier Home Care                                                New York
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